Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITOR

         We consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of Home Loan Trust 2005-HI1 for the registration of Home Loan-Backed Notes, Series 2005-HI1, in the registration statement on Form S-3 (No. 333-110340) and to the incorporation by reference therein of our report dated February 20, 2004, with respect to the financial statements of Financial Guaranty Insurance Company appearing in the Form 8-K of Residential Funding Mortgage Securities II, Inc. dated January 19, 2005, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP

New York, NY
January 19, 2005